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                                                                   Exhibit 10(a)




                            FORM OF ESCROW AGREEMENT

                      ATLAS AMERICA PUBLIC #14-_______ L.P.



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                   ATLAS AMERICA PUBLIC #14-____________ L.P.

                                ESCROW AGREEMENT


       THIS AGREEMENT is made to be effective as of ________________, by and among Atlas Resources, Inc., a Pennsylvania corporation (the "Managing General Partner"), Anthem Securities, Inc., a Pennsylvania corporation ("Anthem"), Bryan Funding, Inc., a Pennsylvania corporation ("Bryan Funding"), collectively Anthem and Bryan Funding are referred to as the "Dealer-Manager," Atlas America Public #14-_________ L.P., a Delaware limited partnership (the "Partnership") and National City Bank of Pennsylvania, Pittsburgh, Pennsylvania, as escrow agent (the "Escrow Agent").

                                   WITNESSETH:

       WHEREAS, the Managing General Partner intends to offer publicly for sale to qualified investors (the "Investors") up to 12,500 limited and investor general partner interests in the Partnership (the "Units").

       WHEREAS, each Investor will be required to pay his subscription in full on subscribing by check or wire (the "Subscription Proceeds").

       WHEREAS, the cost per Unit will be $10,000 subject to certain discounts of up to10.5% ($1,050 per Unit) for sales to the Managing General Partner, its officers, directors and affiliates, registered investment advisors and their clients, Selling Agents and their registered representatives and principals, and investors who buy Units through the officers and directors of the Managing General Partner. Also, the Managing General Partner, in its discretion, may accept one-half Unit ($5,000) subscriptions, with larger subscriptions permitted in $1,000 increments.

       WHEREAS, the Managing General Partner and Anthem have executed an agreement ("Anthem Dealer-Manager Agreement") under which Anthem will solicit subscriptions for Units in all states other than Minnesota and New Hampshire on a "best efforts" "all or none" basis for Subscription Proceeds of $2,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and under which Anthem has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. ("NASD") to participate in the offering of the Units ("Selling Agents").

       WHEREAS, the Managing General Partner and Bryan Funding have executed an agreement ("Bryan Funding Dealer-Manager Agreement") under which Bryan Funding will solicit subscriptions for Units in the states of Minnesota and New Hampshire on a "best efforts" "all or none" basis for Subscription Proceeds of $2,000,000 and on a "best efforts" basis for the remaining Units on behalf of the Managing General Partner and the Partnership and under which Bryan Funding has been authorized to select certain members in good standing of the NASD to participate in the offering of the Units ("Selling Agents").

       WHEREAS, the Anthem Dealer-Manager Agreement and the Bryan Funding Dealer-Manager Agreement, collectively referred to as the "Dealer-Manager Agreement," provide for compensation to the Dealer-Manager to participate in the offering of the Units, subject to the discounts set forth above for certain Investors, which compensation includes, but is not limited to, for each Unit sold:

       o   a 2.5% Dealer-Manager fee;

       o   a 7% sales commission;


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       o   a .5% accountable Reimbursement for Permissible Non-Cash
           Compensation; and

       o an up to .5% reimbursement of the Selling Agents' bona fide accountable due diligence expenses;

all or a portion of which will be reallowed to the Selling Agents and wholesalers.

       WHEREAS, under the terms of the Dealer-Manager Agreement the Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by the Managing General Partner of the minimum Subscription Proceeds of $2,000,000, excluding any optional subscription by the Managing General Partner, its officers, directors, and Affiliates.

       WHEREAS, the Units may also be offered and sold by the officers and directors of the Managing General Partner without receiving a sales commission or other compensation on their sales.

       WHEREAS, no subscriptions to the Partnership will be accepted after the "Offering Termination Date," which is the first to occur of either:

       o   receipt of the maximum Subscription Proceeds of $125,000,000; or

       o   _____________________.

       WHEREAS, to facilitate compliance with the terms of the Dealer-Manager Agreement and Rule 15c2-4 adopted under the Securities Exchange Act of 1934, the Managing General Partner and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent and the Escrow Agent agrees to hold the Subscription Proceeds under the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

1. APPOINTMENT OF ESCROW AGENT. The Managing General Partner, the Partnership, and the Dealer-Manager appoint the Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with the Escrow Agent by the Dealer-Manager and the Managing General Partner under this Agreement, and the Escrow Agent agrees to serve in this capacity during the term and based on the provisions of this Agreement.

2. DEPOSIT OF SUBSCRIPTION PROCEEDS. Pending receipt of the minimum Subscription Proceeds of $2,000,000, the Dealer-Manager and the Managing General Partner shall deposit the Subscription Proceeds of each Investor to whom they sell Units with the Escrow Agent and shall deliver to the Escrow Agent a copy of the "Subscription Agreement," which is the execution and subscription instrument signed by the Investor to evidence his agreement to purchase Units in the Partnership. Payment for each subscription for Units shall be in the form of a check or wire made payable to "Atlas America Public #14-______ L.P., Escrow Agent, National City Bank of Pennsylvania."

3. INVESTMENT OF SUBSCRIPTION PROCEEDS. The Subscription Proceeds shall be deposited in an interest bearing account maintained by the Escrow Agent as directed by the Managing General Partner. This may be a savings account, bank money market account, short-term certificates of deposit issued by a bank, or short-term certificates issued or guaranteed by the United States government. The interest earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of Paragraph 4 or 5 of this Agreement, as the case may be.



Escrow Agreement                        3

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4.     DISTRIBUTION OF SUBSCRIPTION PROCEEDS. If the Escrow Agent:

       (a) receives proper written notice from an authorized officer of the Managing General Partner that at least the minimum Subscription Proceeds of $2,000,000 have been received and accepted by the Managing General Partner; and

       (b) determines that Subscription Proceeds for at least $2,000,000 are Distributable Subscription Proceeds;

       then the Escrow Agent shall promptly release and distribute to the Managing General Partner the Distributable Subscription Proceeds plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in the escrow account. For purposes of the Agreement, "Distributable Subscription Proceeds" are Subscription Proceeds which have been deposited in the escrow account (1) by check, but only to the extent the Escrow Agent believes an amount of time has passed which would usually be sufficient for Subscription Proceeds paid by check to have returned unpaid by the bank on which the check was drawn and become Distributable Subscription Proceeds after a 10 day period from the date of deposit and (2) by wire transfer.

       After the occurrence of 4(a) and (b) above, Escrow Agent will provide a letter to the Managing General Partner confirming receipt of checks and/or wires representing Subscription Proceeds totaling at least $2,000,000 have been received and the anticipated date the funds will be considered Distributable Subscription Proceeds.

       After the initial distribution, any remaining Subscription Proceeds, plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in the escrow account, shall be promptly released and distributed to the Managing General Partner by the Escrow Agent as the Subscription Proceeds become Distributable Subscription Proceeds after a 10 day period from the date of deposit.

       The Managing General Partner shall immediately return to the Escrow Agent any Subscription Proceeds distributed to the Managing General Partner or refunded to an Investor to the extent that such Subscription Proceeds were paid by a check which is returned or otherwise not collected for any reason prior or subsequent to termination of this Agreement.

5. SEPARATE PARTNERSHIP ACCOUNT. During the continuation of the offering after the Partnership is funded with cleared Subscription Proceeds of at least $2,000,000 and the Escrow Agent provides notice described in Paragraph 4 of this Agreement, and before the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager and the Managing General Partner directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

6.     DISTRIBUTIONS TO SUBSCRIBERS.

       (a) If the Partnership is not funded as contemplated because less than the minimum Subscription Proceeds of $2,000,000 have been received and accepted by the Managing General Partner by twelve (12:00) p.m. (noon), local time, EASTERN STANDARD TIME on the Offering Termination Date, or for any other reason, then the Managing General Partner shall notify the Escrow Agent, and the Escrow Agent promptly shall distribute to each Investor, for which Escrow Agent has a copy of a Subscription Agreement, a refund check made payable to the Investor in an amount equal to the Subscription Proceeds of the Investor, plus any interest paid or investment income earned on the Investor's Subscription Proceeds while held by the Escrow Agent in the escrow account.



Escrow Agreement                        4

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       (b)    If a subscription for Units submitted by an Investor is rejected by the Managing General Partner for any reason after the Subscription Proceeds relating to the subscription have been deposited with the Escrow Agent, then the Managing General Partner promptly shall notify in writing, the Escrow Agent of the rejection, and the Escrow Agent shall promptly distribute to the Investor a refund check made payable to the Investor, for which Escrow Agent has a copy of a Subscription Agreement, in an amount equal to the Subscription Proceeds of the Investor, plus any interest paid or investment income earned on the Investor's Subscription Proceeds while held by the Escrow Agent in the escrow account.

7. COMPENSATION AND EXPENSES OF ESCROW AGENT. The Managing General Partner shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services under this Agreement, as provided in Appendix 1 to this Agreement and made a part of this Agreement, and the charges, expenses (including any reasonable attorneys' fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in the escrow account unless and until the Partnership is funded with cleared Subscription Proceeds of at least $2,000,000 and the Escrow Agent receives the proper written notice described in Paragraph 4 of this Agreement, at which time the Escrow Agent shall have, and is granted, a prior lien on any property, cash, or assets held under this Agreement, with respect to its unpaid compensation and nonreimbursed expenses, superior to the interests of any other persons or entities.

8. DUTIES OF ESCROW AGENT. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the Managing General Partner or an authorized officer of the Managing General Partner. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the Managing General Partner.

9. LIABILITY OF ESCROW AGENT. The Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed in this Agreement in carrying out or executing the purposes and intent of this Agreement. However, nothing in this Agreement shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. The Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. The Escrow Agent shall not be liable to any party to this Agreement or to any third-party as a result of any action or omission taken or made by the Escrow Agent in good faith. The parties to this Agreement will jointly and severally indemnify the Escrow Agent, hold the Escrow Agent harmless, and reimburse the Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's fees) the Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. If any legal questions arise concerning the Escrow Agent's duties and obligations under this Agreement, then the Escrow Agent may consult with its counsel and rely without liability on written opinions given to it by its counsel.

       The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

       If there is any disagreement between any of the parties to this Agreement, or between them or any other person, resulting in adverse claims or demands being made in connection with this Agreement, or if the Escrow Agent, in good faith, is in doubt as to what action it should take under this Agreement, then the Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action under this Agreement, so long as the disagreement continues or the doubt exists. In any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act and the Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved.


Escrow Agreement                        5


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       National City Bank of Pennsylvania is acting solely as the Escrow Agent and is not a party to, nor has it reviewed or approved any agreement or matter of background related to this Agreement, other than this Agreement itself, and has assumed, without investigation, the authority of the individuals executing this Agreement to be so authorized on behalf of the party or parties involved.

10. RESIGNATION OR REMOVAL OF ESCROW AGENT. The Escrow Agent may resign as such after giving thirty days' prior written notice to the other parties to this Agreement. Similarly, the Escrow Agent may be removed and replaced after receiving thirty days' prior written notice from the other parties to this Agreement. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of the notice (or as of an earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account) in its possession to a successor escrow agent appointed by the other parties to this Agreement as evidenced by a written notice filed with the Escrow Agent.

       If the other parties to this Agreement are unable to agree on a successor escrow agent or fail to appoint a successor escrow agent before the expiration of thirty days following the date of the notice of the Escrow Agent's resignation or removal, then the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief. Any resulting appointment shall be binding on all of the parties to this Agreement.

       On acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account), the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

11. TERMINATION. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect to this Agreement after the distribution of all Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account) as contemplated by this Agreement or on the written consent of all the parties to this Agreement.

12. NOTICE. Any notices or instructions, or both, to be given under this Agreement shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, or by facsimile with confirmation of receipt (originals to be followed in the mail), or by a nationally recognized overnight courier, as follows:

       If to the Escrow Agent:

                  National City Bank
                  1900 East 9th Street
                  Cleveland, Ohio 44114

                  Attention:  Dawn DeWerth LOC 2111

                  Phone: (216) 222-9225
                  Facsimile: (216) 222-7044




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         If to the Managing General Partner:

                  Atlas Resources, Inc.
                  311 Rouser Road
                  P.O. Box 611
                  Moon Township, Pennsylvania 15108

                  Attention:  Karen A. Black

                  Phone: (412) 262-2830
                  Facsimile: (412) 262-2820

         If to Anthem:

                  Anthem Securities, Inc.
                  311 Rouser Road
                  P.O. Box 926
                  Moon Township, Pennsylvania 15108

                  Attention:  Justin T. Atkinson

                  Phone: (412) 262-1680
                  Facsimile: (412) 262-7430

         If to Bryan Funding:

                  Bryan Funding, Inc.
                  393 Vanadium Road
                  Pittsburgh, Pennsylvania 15243

                  Attention:  Richard G. Bryan, Jr.

                  Phone: (412) 276-9393
                  Facsimile: (412) 276-9396

       Any party may designate any other address to which notices and instructions shall be sent by notice duly given in accordance with this Agreement.

13.    MISCELLANEOUS.

       (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

       (b) This Agreement shall be binding on and shall inure to the benefit of the undersigned and their respective successors and assigns.

       (c) This Agreement may be executed in multiple copies, each executed copy to serve as an original.





Escrow Agreement                        7



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14.    The parties hereto and subscribers acknowledge Escrow Agent has not reviewed and is not making any recommendations with respect to the securities offered.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

                                           NATIONAL CITY BANK OF PENNSYLVANIA
                                           As Escrow Agent

                                           By:
                                              ---------------------------------
                                              (Authorized Officer)


                                           ATLAS RESOURCES, INC.
                                           A Pennsylvania corporation

                                           By:
                                              ---------------------------------
                                              Karen A. Black, Vice President -
                                              Partnership Administration


                                           ANTHEM SECURITIES, INC.
                                           A Pennsylvania corporation

                                           By:
                                              ---------------------------------
                                              Justin T. Atkinson, President


                                           BRYAN FUNDING, INC.
                                           A Pennsylvania corporation

                                           By:
                                              ---------------------------------
                                              Richard G. Bryan, Jr., President


                                           ATLAS AMERICA PUBLIC #14-______ L.P.
                                           By:     ATLAS RESOURCES, INC.
                                                   Managing General Partner

                                           By:
                                              ---------------------------------
                                              Karen A. Black, Vice President -
                                              Partnership Administration



Escrow Agreement                        8


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                         APPENDIX I TO ESCROW AGREEMENT

                    COMPENSATION FOR SERVICES OF ESCROW AGENT

REVIEW AND ACCEPTANCE FEE:                                          $   WAIVED

For providing initial review of the Escrow Agreement and all supporting documents and for initial services associated with establishing the Escrow Account. This is a one (1) time fee payable upon the opening of the account.

I.       Annual Administrative Fee Payable in Advance                 $3000.00
         (or any portion thereof)

II.      Remittance of checks returned to subscribers                 20.00
         (set out in section 6 of the governing agreement)

III.     Wire transfers                                               n/a

IV.      Purchase or Sale of Securities                               100.00

V. Investments (document limits investment to a checking or savings account, or certificates of deposit) such products offered by any National City Bank retail branch)- fees are subject to the type of account the Managing General Partner directs the Escrow Agent to open and to be governed by the Escrow Agreement.

EXTRAORDINARY SERVICES:

For any services other than those covered by the aforementioned, a special per hour charge will be made commensurate with the character of the service, time required and responsibility involved. Such services include but are not limited to excessive administrative time, attendance at closings, specialized reports, and record keeping, unusual certifications, etc.

Managing General Partner agrees to report all funds in accordance with appropriate tax treatment.

FEE SCHEDULE IS SUBJECT TO ANNUAL REVIEW AND/or ADJUSTMENT UPON AMENDMENT
THERETO.